UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 15, 2020

SAExploration Holdings, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-35471	27-4867100
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1160 Dairy Ashford Road, Suite 160 Houston, Texas		77079
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (281) 258-4400

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Securities registered pursuant to Section 12(b) of the Act: None.

Item 8.01.	Other Events.

As previously disclosed, on August 27, 2020, SAExploration Holdings, Inc. (“SAExploration,” the “Company,” “we,” “our,” and “us”) and certain of its wholly-owned direct and indirect subsidiaries (collectively, the “Debtors”) filed voluntary petitions (the “Petition,” and the cases commenced thereby, the “Chapter 11 Cases”) seeking relief under Chapter 11 of Title 11 of the United States Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for Southern District of Texas, Houston Division (the “Court”) to pursue a Chapter 11 plan of reorganization (the “Plan”). The Chapter 11 Cases are being administered under the caption In re SAExploration Holdings, Inc., et al. (Case No. 20-34306). The Debtors will continue to operate as debtors-in-possession under the jurisdiction of the Court and in accordance with the applicable provisions of the Bankruptcy Code and an order of the Court. The Company expects ordinary-course operations to continue substantially uninterrupted during and after the Chapter 11 Cases.

In connection with the Chapter 11 Cases, on September 15, 2020, the Debtors filed with the Court the Debtors’ First Amended Chapter 11 Plan of Reorganization (the “Amended Plan”) and the Second Amended Disclosure Statement for the Debtors’ First Amended Chapter 11 Plan of Reorganization (the “Amended Disclosure Statement”).

On September 15, 2020, the Court entered an order conditionally approving the Amended Disclosure Statement and approving the Debtors’ commencement of solicitation of votes on the Amended Plan. The Amended Plan is subject to confirmation by the Court and the Amended Disclosure Statement is subject to final approval by the Court.

The Amended Plan amends the initial Chapter 11 plan of reorganization filed with the Court on August 27, 2020.

The Amended Disclosure Statement amended the Disclosure Statement for the Debtors’ Chapter 11 Plan of Reorganization to, among other things, include additional disclosures with respect to the Debtors’ tax credits receivable related to the tax credits earned by Alaskan Seismic Ventures, LLC (“ASV”). As of June 30, 2020, the tax credits receivable was $2.7 million, net of an allowance of $27.7 million. The Debtors established the allowance due to the uncertainty of the future monetization of the tax credits and the potential for the Alaska Department of Revenue (the “DOR”) to disallow the tax credits as the Debtors’ management has determined that the costs submitted to the DOR by ASV did not reflect the affiliate status of ASV. The Debtors have classified this receivable as long–term because of the length of time the Debtors expect it will take to collect on it.

As further described in the Amended Disclosure Statement, falling oil prices have substantially reduced Alaska’s revenue from production taxes and other petroleum sources, resulting in appropriations to the oil and gas tax credit fund for purchase of tax credit certificates in the last several fiscal years at or below the amounts indicated by a statutory formula rather than amounts needed to pay for all the tax credit certificates in the queue for purchase. The Alaska budgets that passed in 2019 for fiscal year 2020, which ended June 30, 2020, and in 2020 for fiscal year 2021, which started July 1, 2020, had no appropriations to the oil and gas tax credit fund, but did include appropriations of an estimated $700 million for purchases of tax credit certificates through a bond program that would have authorized Alaska to issue bonds to finance the purchase of tax credit certificates. According to statements made by DOR officials, that amount would have been enough to pay for the outstanding tax credit certificates awaiting purchase by the State of Alaska. However, the constitutionality of the legislation that set forth the bond program was challenged in Alaska state court, and on September 4, 2020 the Alaska Supreme Court ruled that the legislation violated the limitation placed on contracting debt under article IX, section 8 of the Alaska Constitution. Accordingly, the bond program would need to be approved by the people of Alaska either through a bond referendum or a constitutional amendment, and the Debtors do not believe that either is likely to happen, particularly in the current fiscal environment.

While the Debtors have continued to pursue other options to monetize the tax credit certificates, at this time the Debtors believe that the most likely path to monetize the tax credit certificates may be through appropriations to the oil and gas tax credit fund made by the Alaska Legislature as part of the budget process. However, there is great uncertainty as to if and when the Alaska Legislature will make such appropriations and how much those appropriations may be. Although the statute that governs purchase of tax credit certificates has a formula appropriation based on production tax revenues and oil prices, the funds remain subject to appropriation, the Alaska Legislature has not followed the formula for the last three years, and at least in recent years there has not been full consensus within the Legislature as to how the formula should be calculated. In addition, by statute, tax credit certificates submitted for purchase before 2017 will be purchased before tax credit certificates submitted for purchase in later years. The result is that approximately $290 million in tax credit certificates would need to be purchased before any payments will start being made on ASV’s tax credit certificates. Based on DOR’s Spring 2020 Revenue Forecast, if the Alaska Legislature followed DOR’s calculation, ASV would not receive any payments for a number of years — the annual formula appropriation would be in the range of $36-48 million for fiscal years 2021-2027, $61 million in fiscal year 2028 and $78 million in 2029. The next regular session of the Alaska Legislature will start in mid-January 2021.

In addition, the DOR is conducting an investigation with respect to the Debtors’ determination that ASV is a variable interest entity and related tax credit certificates. The Debtors have been cooperating, and will continue to cooperate, with the DOR. The DOR investigation is continuing, and the Debtors are currently unable to predict the eventual scope, duration or outcome of any potential DOR legal action.

As a result of the above, the Debtors face several risks regarding the monetization of the tax credits, including uncertainty related to the DOR investigation, the appropriations to the oil and gas tax credit fund made by the Alaska Legislature and the timing of receipt of proceeds. While the Debtors believe that they will get paid some amount of the tax credits, they cannot predict when that will occur or how much, and accordingly the Liquidation Analysis attached as Exhibit C to the Amended Disclosure Statement and the Valuation Analysis attached as Exhibit E to the Amended Disclosure Statement do not attribute any value to the tax credits.

The Amended Disclosure Statement, as well as other Court filings and additional information related to the Chapter 11 Cases, is available on a website administered by the Company’s claims agent, Epiq Corporate Restructuring, LLC, at https://dm.epiq11.com/SAExploration.

This Current Report on Form 8-K is not intended to be, nor should it be construed as, a solicitation for a vote on the Amended Plan.

The foregoing descriptions of the Amended Plan and the Amended Disclosure Statement do not purport to be complete and are qualified in their entirety by reference to the full text of the Amended Plan and the Amended Disclosure Statement, which are filed as Exhibit 99.1 and Exhibit 99.2 hereto, respectively, and are incorporated by reference herein.

The Company cautions that trading in the Company’s securities during the pendency of the anticipated Chapter 11 Cases is highly speculative and poses substantial risks. Trading prices for the Company’s securities may bear little or no relationship to the actual recovery, if any, by holders of the Company’s securities in the anticipated Chapter 11 Cases. The Amended Plan contemplates that holders of equity securities of the Company will not receive any recovery on account of such securities and such securities will be cancelled.

Forward-Looking Statements

This Current Report on Form 8-K contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical facts included in this Current Report on Form 8-K are forward looking statements. These forward-looking statements are subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those projected.

Among those risks, trends and uncertainties are: (i) the Company’s ability to obtain Court approval with respect to motions or other requests made to the Court in the Chapter 11 Cases, including maintaining strategic control as debtor-in-possession; (ii) the ability of the Company and its subsidiaries to negotiate, develop, confirm and consummate a plan of reorganization; (iii) the ability of the Company to comply with the terms of its restructuring support agreement, including the milestones therein; (iv) the effects of the Company’s bankruptcy filing on the Company and on the interests of various constituents; (v) Court rulings in the Chapter 11 Cases in general; (vi) the length of time that the Company will operate under Chapter 11 protection and the continued availability of operating capital during the pendency of the proceedings; (vii) risks associated with third party motions in the Chapter 11 Cases, which may interfere with the Company’s ability to confirm and consummate a plan of reorganization; (viii) the potential adverse effects of the Chapter 11 proceedings on the Company’s liquidity or results of operations; (ix) the high costs of bankruptcy proceedings, including increased advisory costs to execute the Company’s reorganization; (x) the impact on the Company’s ability to access the public capital markets; (xi) the effects of the Company’s bankruptcy filing on the Company’s ability to attract, motivate and retain key employees; and (xii) other factors disclosed by the Company from time to time in its filings with the SEC, including those described under the caption “Risk Factors” in the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. The Company does not intend to publicly update or revise any forward-looking statements as a result of new information, future events or otherwise, except as required by law.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

99.1	First Amended Chapter 11 Plan of Reorganization, dated as of September 15, 2020.

99.2	Second Amended Disclosure Statement for the Debtors’ First Amended Chapter 11 Plan of Reorganization, dated as of September 15, 2020.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 16, 2020

SAEXPLORATION HOLDINGS, INC.

/s/ John Simmons
John Simmons
Chief Financial Officer and Vice President